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                                                                   Exhibit 10.18


Note No.
Account No.

                    CONSOLIDATED SUBORDINATED PROMISSORY NOTE


                                                    Indianapolis, Indiana
$7,056,000.00                                       Date: May 1, 1999
                                                    Due Date:  December 31, 2001


         FOR VALUE RECEIVED, INTERACTIVE INTELLIGENCE, INC., an Indiana corporation (hereinafter referred to as "Borrower"), hereby promises to pay to the order of DONALD E. BROWN, M.D. (hereinafter referred to as "Lender"), in lawful money of the United States of America, on or prior to December 31, 2001, at Lender's address as recorded on the books and records of the Borrower or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of Seven Million Fifty-six Thousand and No/100 Dollars ($7,056,000), or as much thereof as may then be outstanding, and to pay interest on the principal balance of this Note outstanding from time to time at a per annum rate of ten percent (10%) until maturity and thereafter at a per annum rate of twelve percent (12%).

         This Note evidences the aggregate of principal amounts outstanding on a consolidated basis from the Lender to the Borrower with respect to various Subordinated Promissory Notes, in the original face, current balances amounts and dated as follows ("Prior Note"):



    DATE OF NOTE        ORIGINAL FACE AMOUNT      CURRENT OUTSTANDING BALANCE
    ------------        --------------------      ---------------------------
    December 10, 1996      $   531,000.00             $     531,000.00
    January 6, 1998        $ 4,325,000.00             $   4,856,000.00
    July 31, 1998          $   900,000.00             $   5,756,000.00
    November 13, 1998      $ 1,300,000.00             $   7,056,000.00



         This Note supercedes and replaces all of the Prior Notes, which shall be deemed to be merged herein, fully satisfied by replacement with this Note and no longer outstanding.

         Interest shall accrue on the principal amount from the date advanced as shown above. Interest shall be payable at maturity, at which time the entire unpaid balance of principal of this Note, together with all accrued but unpaid interest, costs and expenses, shall be due and payable in full. Interest shall be calculated on the basis of a three hundred sixty-five (365) or a three hundred



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sixty-six (366) day year, as the case may be, and shall be based upon actual principal balances outstanding as of 5:00 p.m. Eastern Standard Time each day.

         If any payment of principal or of interest on this Note falls due on a day which is not a banking day, the due date shall be extended to the next succeeding banking day and interest will be payable at the applicable rate for the period of such extension. This Note may be prepaid at any time in whole or in part without penalty or premium of any kind, provided that any accrued but unpaid interest with respect to the amount prepaid shall be paid at the time of pre-payment.

         All amounts payable by Borrower to Lender under this Note shall be without relief from valuation and appraisement laws and with attorneys fees and costs of collection.

         This Note is subordinated to Senior Debt (as defined below) in all respects. The holder of this Note, by acceptance hereof, (i) acknowledges that any person who extends indebtedness to the Borrower which qualifies as Senior Debt, whether now existing or hereafter arising, shall be entitled to rely upon this subordination without any further action on the part of the holder hereof, whether by way of consent, confirmation or otherwise, and (ii) agrees to execute and deliver such certifications, consents, confirmations, subordination agreements or intercreditor agreements as the Borrower may reasonably request, or as may be reasonably required by any person which is extending or proposing to extend Senior Debt, to evidence the subordination contemplated hereby. For purposes of this Note, "Senior Debt" means any one or more of the following: (1) indebtedness of any kind or nature which is extended to the Borrower by any financial institution or other institutional lender and which exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) in principal, (2) any obligation to any person arising out of the use of any tangible property pursuant to a lease or other similar document or agreement which, under generally accepted accounting principles, the Borrower is entitled to carry on its financial statements as a capitalized lease, whether or not the Borrower treats such arrangement as a capitalized lease, and which exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) in principal, and (3) such other debt or financial accommodation which (i) the Board of Directors of the Borrower determines to be appropriate for inclusion in Senior Debt and gives written notice of such determination to the holder hereof, and (ii) the holder hereof consents to such debt or other financial accommodation being included in Senior Debt, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, any obligation which falls within any of the foregoing may by its terms or separate agreement be made subordinate to the obligations evidenced by this Note. The holder hereof shall not be entitled to receive, nor shall Borrower be obligated to pay, any payments under this Note at times when any such payments are expressly prohibited by the terms of the Senior Debt ("Prohibited Payments") and if any such Prohibited Payments are made on this Note, such payments shall be held by the holder hereof (or its successors or assigns) in trust for the benefit of the holder of the Senior Debt, and promptly paid to such holder for application to the obligations of the obligor under the Senior Debt.

         At the option of the holder hereof, the entire unpaid balance of this Note, including accrued but unpaid interest, shall become immediately due and payable (subject to the subordination of these obligations pursuant to the terms hereof) upon the occurrence of any one or more of the following events of default: (1) the Borrower fails to pay within ten (10) days of when due any amount


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payable under this Note, (2) the holder of any Senior Debt declares an event of default thereunder and accelerates such indebtedness, and such declaration and acceleration is not withdrawn or rescinded within thirty (30) days from the occurrence thereof, (3) the Borrower becomes insolvent or declares in writing its inability to pay its debts as they become due, (4) the Borrower makes an assignment for the benefit of creditors, consents to the appointment of a custodian, receiver or trustee for itself or for a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction, (5) a custodian, receiver or trustee is appointed for the Borrower or for a substantial part of its assets without its consent and is not removed within ninety (90) days after the appointment, (6) proceedings are commenced against the Borrower under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction and they remain undismissed for ninety (90) days after commencement, or the Borrower consents to the commencement of such proceedings, (7) the Borrower dissolves, liquidates, or otherwise ceases operations on a permanent basis, or (8) the Borrower merges, consolidates, or otherwise combines with or into any other entity in a transaction in which the Borrower is not the surviving corporation and such surviving corporation does not expressly assume in writing the obligations of the Borrower contemplated by this Note.

         The person executing this Note for and on behalf of Borrower hereby certifies that he has been duly authorized by all necessary action on the part of Borrower to execute and deliver this Note for and on behalf of Borrower.

         The Borrower and each endorser, jointly and severally, waives demand, presentment for payment, protest, notice of protest and notice of non-payment of this Note.

         The Borrower agrees to pay and save the Lender or any holder hereof harmless against any liability for the payment of any costs and expenses, including reasonable attorneys' fees, arising or incurred in connection with the enforcement by the Lender or any holder hereof of any rights under this Note.

         Time is of the essence of this Note. No failure on the part of the Lender in exercising its option to declare this Note due or to proceed to collect this Note shall operate as a waiver of the right to do so or preclude the exercise of such option at any time during the continuance of such default or the occurrence of a succeeding default. The Lender may renew this Note or extend time for payment or reduce the payments thereon; and any such renewal, extension or reduction shall not release the undersigned from any liability under this Note.

         This Note is made under and will be governed by the laws of the State of Indiana, except to the extent Indiana conflicts of law rules would require the substantive rules of law of any other jurisdiction to be applied.

         Whenever in this Note the term "undersigned" is used, the same shall be understood as including and meaning any maker, surety, guarantor, and endorser, jointly and severally.


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         IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written



                               INTERACTIVE INTELLIGENCE, INC.



                               By:    /s/ John R. Gibbs
                                  -----------------------------------------
                                  John R. Gibbs, Executive Vice President
                                  of Administration and Corporate
                                  Development





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